Exhibit 99.(D)

Registration Rights Agreement

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made and entered into as of this 5th day of October, 2009, by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”) and DHW Leasing L.L.C., a South Dakota limited liability company (“DHW”).

WHEREAS, upon the terms and subject to the conditions of the Debt Conversion Agreement by and between the Company and DHW of even date herewith (the “Debt Conversion Agreement”), the Company has agreed to sell the Shares (as defined herein) to DHW; and

WHEREAS, to induce DHW to execute and deliver the Debt Conversion Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined herein) and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and DHW agree as follows:

Section 1.              Definitions.

As used in this Agreement, the following terms shall have the meanings as set forth herein:

1.1           “Board” means the Board of Directors of the Company.

1.2           “Closing Date” shall mean the date on which the closing of the transactions contemplated by the Debt Conversion Agreement occurs.

1.3           “Commission” means the United States Securities and Exchange Commission, and any successor thereto.

1.4           “Common Stock” means the Company’s common stock, $.01 par value per share.

1.5           “DHW” includes any person to whom the rights under this Agreement have been assigned or transferred (each, a “Holder”).

1.6           “Holder” means DHW and the persons defined in Section 1.6.

1.7           “Person” means an individual, partnership, limited partnership, corporation, business trust, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, or other entity of whatever nature.

1.8           “Prospectus” means the Prospectus included in a Registration Statement (including, without limitation, a Prospectus that includes any information previously omitted from a Prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

1.9           “Registrable Shares” means the shares of Common Stock purchased by DHW pursuant to the Debt Conversion Agreement; provided, however, that such shares of Common Stock shall no longer be Registrable Shares (A) when they shall have been effectively registered under the Securities Act and sold by DHW in accordance with such registration or sold by DHW pursuant to Section 4(1) of the Securities Act or Rule 144, (B) when registration under the Securities Act would no longer be required for the immediate sale of all such shares of Common Stock pursuant to the provisions of Rule 144, or (C) on or after the date which is three years after the Closing Date.

1.10         “Registration Statement” means a Registration Statement filed on Form S-3 (or such other form as is then available to the Company) under the Securities Act to permit the resale of the Registrable Shares, including the Prospectus, amendments and supplements to each such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

1.11         “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of such Registration Statement.

1.12         “Rule 144” promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor rule thereto.

1.13         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

1.14         “Shares” means the shares of Common Stock issuable pursuant to the Debt Conversion Agreement.

Section 2.              Registration Rights.

2.1           Initial Registration.  The Company shall prepare and file with the Commission, not later than 90 days after the Closing Date, a Registration Statement covering 4,666,666 Registrable Shares to be registered under the Securities Act on a non-underwritten basis.

2.2           Additional Registration.  At least six months after the Closing Date, if DHW has sold all of the Registrable Shares included in the initial Registration Statement, DHW may request the filing of an additional Registration Statement covering up to 4,666,666 Registrable Shares (a “Registration Request”).  Upon receipt of a Registration Request, the Company shall use best commercial efforts to, within 45 days of the Registration Request, prepare and file a Registration Statement covering the shares which are the subject of the Registration Request and shall use best commercial efforts to cause such Registration Statement to become effective as soon as is practicable following its filing.  Upon the sale of all of the Registrable Shares included in such Registration Statement, DHW may submit an additional Registration Request covering up to 4,666,666 Registrable Shares and the Company will follow the same procedure of preparing, filing and seeking effectiveness of a Registration Statement covering the shares which are the subject of such Registration Request.  The procedure set forth in the immediately preceding sentence will be followed until all of the Registrable Shares have been sold; provided, however, that this Section 2.2 shall not obligate the Company to file (a) more than six Registration Statements (including the initial Registration Statement) in total, (b) Registration Statements any more frequently than one every six months, nor (c) any Registration Statement more than three years after the Closing Date.  If for any reason the Commission does not permit registration of all of the Registrable Securities included in any Registration Statement filed pursuant this Section 2.2, then the Company’s obligation to register the affected shares shall cease.

2.3           Underwritten Offering.  If DHW intends to distribute the Registrable Shares covered by any Registration Statement filed hereunder, DHW shall so inform the Company in the related Registration Request.  DHW shall select the underwriter with the written approval of the Company, which approval shall not be unreasonably withheld.

2.4           Abandonment of Registration.  In the event that DHW determines for any reason not to proceed with a registration at any time before a Registration Statement has been declared effective by the Commission, and such Registration Statement, is withdrawn with respect to the Registrable Shares covered thereby, DHW agrees to bear its own expenses incurred in connection therewith and to reimburse the Company for the reasonable expenses incurred by it attributable to the registration of such Registrable Shares, and if DHW in fact so reimburses the Company, then DHW shall not be deemed to have exercised its right to require the Company to register Registrable Shares pursuant to Section 2.2.

Section 3.              Registration Procedures.  When the Company is required by the terms of this Agreement to effect the registration of Registrable Shares under the Securities Act, the Company will do the following:

3.1           Filing.  Prepare and file with the Commission a Registration Statement with respect to such securities, and use best commercial efforts to cause such Registration Statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities; provided, however, such period shall not exceed the earlier to occur of (i) the completion by the underwriters of the distribution pursuant to such Registration Statement or (ii) as set forth in Section 3.2 (the “Effectiveness Period”).

(a)                              Not less than four trading days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor section contained in such document that addresses specifically the transactions under the Debt Conversion Agreement or the selling stockholders, as proposed to be filed.

(b)                                 (i)  Prepare and file with the Commission such amendments, including post effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act with respect to the Registration Statements.

(c)                                  Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three trading days prior to such filing) (i)(A) when a Prospectus or any Prospectus supplement or post effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to each Registration Statement or any post effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Use its reasonable commercial efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(e)           Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws a mutually agreeable number of jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified. .

(f)            Upon the occurrence of any event contemplated by Section 3.1(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.2           Period of Effectiveness.  Prepare and file with the Commission such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such securities, provided, however, such period shall not exceed the earlier to occur of (i) the completion by the underwriters of the distribution pursuant to such Registration Statement, (ii) three years after the Closing Date, or (iii) a reasonable determination by the Company that the Shares covered by the Registration Statement may be sold in their entirety under Rule 144.

3.3           Copies.  Furnish to DHW and to the underwriters of the securities being registered, if any, such reasonable number of copies of the Registration Statement, preliminary Prospectus, final Prospectus and such other documents as DHW and such underwriters may reasonably request in order to facilitate the public offering of such securities.

3.4           Holder Sales; Discontinuance and Allowed Suspension.  Each Holder covenants and agrees that it will not sell any Registrable Securities under the Registration Statement until the Company has electronically filed the final Prospectus as then amended or supplemented as contemplated in Section 3.1 and the Holder has received notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective.  Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3.1(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3.1(f), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  If (i) there is material non-public information regarding the Company which the Company’s Board determines not to be in the Company’s or the Company’s stockholder’s best interest to disclose and which the Company is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board determines not to be in the Company’s or the Company’s stockholders’ best interest to disclose, or (iii) the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly and annual reports and audited financial statements on Forms 10-Q and 10-K (or such other forms as the Company may then be eligible to file), then the Company may (x) postpone or suspend filing of a Registration Statement for a period not to exceed sixty (60) consecutive days or (y) postpone (or cause suspension) effectiveness of a Registration Statement for a period not to exceed thirty (30) consecutive days, and (z) require each holder to cease sales of Registrable Securities under any such Registration Statement until such material non-public information has been made public.

Section 4.              Expenses.  Except as provided in Section 2.4 hereof, with respect to the registration under Section 2.1 or 2.2 hereof, the Company shall bear the following fees, costs and expenses: all registration, fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.  Underwriting discounts and commissions, insurance and transfer taxes relating to the shares of Registrable Shares included in the offering (if any) and any other expenses incurred by DHW, shall be borne by DHW.

Section 5.              Indemnification.  In the event that any Registrable Shares is included in a Registration Statement under this Agreement:

5.1           Indemnification by Company.  To the fullest extent permitted by law, the Company will indemnify and hold harmless DHW pursuant to the provisions hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for DHW and each Person, if any, who controls DHW or such underwriter within the meaning of the Securities Act, from and against, and will reimburse the  DHW and each such underwriter and controlling Person with respect to, any and all loss, damage, liability (collectively, “Losses”) to which DHW or any such underwriter or controlling Person may become subject under the Securities Act, state securities laws or otherwise, and the Company will pay to DHW or each such underwriter or controlling person any legal or other costs or expenses reasonably incurred by such person in connection with investigating or defending any such Loss, insofar as such Losses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by DHW, such underwriter or such controlling Person in writing specifically for use in the preparation thereof, provided however, that the indemnity agreement in this Section 5.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and that the foregoing indemnity obligation with respect to any preliminary Prospectus shall not inure to the benefit of any other holder of Common Stock on account of any Loss whatsoever arising from the sale of any Registrable Shares by DHW to any person if (A) a copy of the final Prospectus (as amended or supplemented if such amendments or supplements shall have been furnished to DHW prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of DHW to such person, if required by law, with or prior to the written confirmation of the sale involved, and (B) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary Prospectus from which such Loss arose was corrected in the final Prospectus (as amended or supplemented if such amendments or supplements thereto shall have been furnished as aforesaid).

5.2           Indemnification by DHW.  To the fullest extent permitted by law, DHW will indemnify and hold harmless the Company, its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, (each, an “Indemnitee”) from and against, and will reimburse any Indemnitee with respect to, any and all Losses to which such Indemnitee may become subject under the Securities Act, state securities laws or otherwise, and DHW will pay to the Company and each such controlling person any legal or other costs or expenses reasonably incurred by such person in connection with investigating or defending any such Loss, insofar as such Losses are caused by any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by DHW specifically for use in the preparation thereof, and provided, however, that the indemnity agreement in this Section 5.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of DHW, which consent shall not be unreasonably withheld.

5.3           Indemnification Procedures.  Promptly after receipt by a party entitled to indemnification pursuant to this Section 5 (each, an “Indemnified Party”) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such Indemnified Party will, if a claim is to be made against the party obligated to provide indemnification pursuant to this section (each, an “Indemnifying Party”), promptly notify the Indemnifying Party of the commencement thereof; but the omission to provide such notice will not relieve the Indemnifying Party from any liability hereunder, except to the extent that the delay in giving, or failing to give, such notice has a material adverse effect upon the ability of the Indemnifying Party to defend against the claim. In case such action is brought against an Indemnified Party, the Indemnifying Party shall have the right to participate in and, at the Indemnifying Party’s option, to assume the defense thereof, singly or jointly with any other Indemnifying Party similarly notified, with counsel satisfactory to the Indemnified Party; provided, however, that if the defendants in any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded based on advice of counsel that there may be legal defenses available to any Indemnified Party that are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select counsel to participate in the defense of such action on behalf of such Indemnified Party at the expense of the Indemnified Party; provided that the Indemnifying Party shall be responsible for the expense of only one such special counsel selected jointly by the Indemnified Parties, if there is more than one Indemnified Party. After notice from an Indemnifying Party to any Indemnified Party of such Indemnifying

Party’s election to assume the defense of the action, the Indemnifying Party will not be liable to such Indemnified Party pursuant to this Section 5 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the proviso of the preceding sentence, or (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party.

Section 6.              Cooperation.  DHW hereby agrees to cooperate with all reasonable requests by the Company necessary to effectuate the purposes of this Agreement, including by timely providing the Company with all information necessary to file a Registration Statement.  DHW and each Holder agrees upon the Company’s request from time to time to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex A (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any damages to any Holder who fails to furnish to the Company a fully completed and accurate Selling Holder Questionnaire at least three business days prior to the filing date of any Registration Statement.

Section 7.              Miscellaneous.

7.1           Waivers. Amendments and Approvals.  Any term or provision of this Agreement requiring performance by or binding upon the Company or DHW may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the Company and DHW. The waiver by a party of any breach hereof or default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

7.2           Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, as follows:

If to the Company:	Granite City Food & Brewery Ltd.
5402 Parkdale Drive
Suite 101
St. Louis Park, MN 55416
Facsimile: (952) 215-0671
Attention: Chief Financial Officer

With a copy to:	Briggs and Morgan, P.A.
80 South 8th Street
2200 IDS Center
Minneapolis, MN 55402
Facsimile: (612) 977-8650
Attention: Avron L. Gordon, Esq.

If to DHW:	Dunham Capital Management, L.L.C.
The Dunham Company
230 South Phillips Avenue, Suite 202
Sioux Falls, SD 57104-6321

With a copy to:	Leonard Street and Deinard
150 South Fifth Street, Suite 2300
Minneapolis, MN 55402
Facsimile: (612) 335-1657
Attention: Mark S. Weitz, Esq.

Hagen, Wilka & Archer, LLP
600 South Main Avenue, Suite 102
P.O. Box 964
Sioux Falls, SD 57104
Facsimile: (605) 334-4814
Attention: John F. Archer, Esq.

Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

7.3           Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under the Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.4           Attorneys’ Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys’ fees. No sum for attorneys’

fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys’ fees.

7.5           Entire Agreement.  This Agreement, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

7.6           Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

7.7           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective heirs, successors and assigns of the parties hereto; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any provision contained elsewhere in this Agreement, upon the transfer of Shares by any party hereto, no claims or causes of action arising out of or related to this Agreement existing as of the transfer date shall be transferred by such party to any respective heir, successor, assign or permitted transferee, provided that the transfer of Shares shall not be deemed a waiver by the transferring party of any such claim or cause of action.

7.8           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Minnesota, without regard to its conflicts of laws provisions.

7.9           Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Balance of Page Intentionally Blank; Signature Pages Follow Next)

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ Steven J. Wagenheim
Name: Steven J. Wagenheim
Title: President and Chief Executive Officer

DHW LEASING L.L.C.

By:	/s/ Donald A. Dunham, Jr.
Name: Donald A. Dunham, Jr.
Title: Managing Member

(Signature page to Registration Rights Agreement)

Annex A

GRANITE CITY FOOD & BREWERY LTD.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of Granite City Food & Brewery Ltd. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of [                          ], 2009 (the “Registration Rights Agreement”), among the Company and the Investors named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.                                      Name.

(a)                                  Full Legal Name of Selling Securityholder

(b)                                 Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)                                  Full Legal Name of Natural Control Person (which means a natural person who directly you indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.                                      Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

Email:

3.                                      Beneficial Ownership of Registrable Securities:

(a)                                  Type and Number of Registrable Securities beneficially owned:

4.                                      Broker-Dealer Status:

(a)                                  Are you a broker-dealer?

Yes  ☐                   No  ☐

Note:                   If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)                                 Are you an affiliate of a broker-dealer?

Yes  ☐                   No  ☐

(c)                                  If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐                   No  ☐

Note:                   If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.                                      Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)                                  Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.                                      Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related Prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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